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         Securities Exchange Act of 1934 -- Form 8-K

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                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

                        Date of Report :
                        October 31, 1996
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               CBL & ASSOCIATES PROPERTIES, INC.
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     (Exact name of registrant as specified in its charter)



Delaware                 1-12494                 62-1545718
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(State or other          (Commission            (IRS Employer
jurisdiction of          File Number)            Identification
incorporation)                                   Number)



 One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
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            (Address of principal executive offices)



      Registrant's telephone number, including area code:
                         (423) 855-0001
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                 CBL & ASSOCIATES PROPERTIES, INC.

                     Conference Call Outline
                        October 31, 1996
                            10:00 a.m.

Good morning. Before starting with the numbers, I wanted to take this opportunity to tell you about the exciting opening we enjoyed last week in Spartanburg, South Carolina at our Westgate Mall. As you will recall, we purchased the Westgate Mall in March 1995.
At the time of purchase, we had commitments from Dillard's and J.B. White to become a part of the mall. We were able to implement an extensive expansion and remodeling plan so that we could complete this within twelve months after we commenced construction.

In 1994, the sales at Westgate were $274 per square foot. In 1995, the comparable sales per square foot were $285 and we project that 1996 should come in around $300 per square foot. The amazing thing is that these increases in 1995 and 1996 occurred while we were under construction. Our management, development, leasing and marketing team did an outstanding job in continuing the sales growth while this project was under significant redevelopment and remodeling.

We will give you more details later in the call about this property, but we wanted you to be aware of this exceptional opportunity on which we were able to capitalize because of the dedication and professional approach our team implemented on this project. We continue to look for more opportunities like this one. Now on to the numbers. Let me take a few minutes to discuss results for the third quarter and first nine months of 1996.

REVENUE AND EXPENSE SOURCES

We would first like to discuss the reasons for our increased funds from operations for the first nine months of 1996. Our FFO increased by 23.7% due to:


1. The seven new shopping centers opened in the last twenty-one months;
2.   Improved operations from our existing centers and;
3.   The two properties acquired on March 31, 1995.


Our expenses increased by 5.8% for the first nine months of 1996 over the prior year primarily as a result of an increase in reimbursable expenses and depreciation associated with the addition of the nine new development and acquisition properties opened during the last twenty-one months offset by lower interest expense. However, our cost recovery ratio increased to 98.1% from 95.5% in 1995.

For the first nine months of 1996, our existing portfolio accounted for 47% of our FFO growth over last year. The new properties opened in the last twenty-one months accounted for 53% of the growth. In the existing portfolio, the stabilized malls and community centers showed the largest increases in FFO growth.

For the third quarter of 1996, our existing portfolio accounted for 55% of FFO growth and the new centers accounted for 45%. The stabilized malls and associated centers provided the best increases in FFO growth.


FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

Our total funds from operations for the first nine months on a fully converted basis was $45.5 million, or $1.51 per share. We calculated our FFO in accordance with NAREIT's recommendation concerning finance costs and non-real estate depreciation.
However, we did not include outparcel sales or straightlined rents in our calculation. Although NAREIT allows us to include these items, we felt we should continue our conservative practice of calculating FFO. Had we included outparcel sales and straightlined rents, our FFO for the first nine months would have increased by
$.20 to $1.71 per share.   The gains from the sale of the Lowe's in
Benton Harbor, Michigan and Adrian, Michigan, however, are not included in any of our FFO or adjusted FFO calculations.

As you can see from our FFO calculation, we have made a line item adjustment for deferred finance costs and non-real estate depreciation. We have also made an adjustment for the depreciation expense from equipment that is leased out to the properties. This non-real estate depreciation is now treated as a property operating expense and has been reclassified in prior-year periods. In the third quarter, this amount was approximately $168,000 and in the first nine months it was $517,000. For the calendar year 1996, we expect that the impact from adopting NAREIT's recommendation concerning deferred finance costs and non-real estate depreciation will be $.03 per share.


DIVIDEND AND PAYOUT RATIO

The board of directors declared a quarterly dividend of $.42 per share for the third quarter, which equates to an annualized dividend of $1.68. Our payout ratio for the first nine months was 83.4% as compared to 84.6% for the first nine months of 1995.

CAPITAL STRUCTURE

As of September 30, 1996, our total consolidated and unconsolidated debt was $496.8 million, with a weighted average interest rate of 8.26%. This amount includes all properties under construction.
Our debt to total market capitalization ratio was 41.6% based upon our stock price of $23 as of September 30, 1996. Our EBITDA to interest ratio increased to 3.1 for the first nine months of 1996 compared to 2.4 for the first nine months of 1995. Had we excluded gains on sales of real estate assets from EBITDA, the interest coverage ratio would have increased to 2.7 in 1996 from 2.4 in 1995.

Our total fixed rate debt as of September 30, 1996 was $373.6 million, with a weighted average interest rate of 8.73%. Our total variable rate debt as of September 30, 1996 was $123.2 million, with a weighted average interest rate of 6.83%. Variable rate debt related to our projects under construction accounted for $116.5 million of the total. The interest on this construction debt is being capitalized to the projects. The remaining $6.7 million of variable rate debt was associated with operating properties. With $55.5 million of applied interest rate caps and swaps, we have $66.5 million of variable rate debt exposure on our construction properties and $1.2 million of exposure on our operating properties.



CAPITAL EXPENDITURES

Revenue Generating capital expenditures, or tenant allowances for improvements, for the nine months ending September 30, 1996 were $2,350,000. For all of 1996, we expect to spend approximately $4,000,000 in tenant improvements leaving us with an adequate budget to spend on TI's for the fourth quarter.

Revenue Enhancing capital expenditures, or remodeling and renovation costs, were $2,565,000 for the first nine months. For the full year of 1996, we expect to spend approximately $4.5 million, as we complete the remodeling of Twin Peaks Mall, Pemberton Square and Suburban Plaza.

Revenue Neutral capital expenditures, which are recovered from the tenants, were $285,000 for the first nine months.


SALE OF ASSETS

During the third quarter, we closed on the sale of our free-standing Lowe's Home Improvement Center in Adrian, Michigan which generated a gain of $1.2 million. These proceeds were invested in our new mall under construction in Meridian, Mississippi along with the proceeds from the sale of our Lowe's in Benton Charter Township, Michigan last quarter.
  This transaction is consistent with our proactive evaluation of the appreciation potential of each property in our portfolio. We will continue with this assessment of our portfolio to maximize the value for our shareholders.


DEVELOPMENTS/ACQUISITIONS - EXTERNAL GROWTH

During the third quarter, we opened the 55,000 square foot Hannaford Bros. in Richmond, Virginia and the first phase of the 105,000 square foot Devonshire Place in Cary, North Carolina, which is anchored by Hannaford Bros. and Border's Books. The remaining
anchor, Kinetix, will open in November.   On October 23, we opened
the redevelopment and expansion of the 1.1 million square foot Westgate Mall in Spartanburg, South Carolina. Westgate is anchored by Belk, Dillard's, J.B. White, JCPenney, Sears and Upton's making it the only 6-anchor regional mall in the state of South Carolina. We opened with 82% of our small shops occupied and 87% leased and committed. Yesterday, we opened the 26,000 square foot Barnes & Noble on the periphery of Oak Hollow Mall in High Point, North Carolina.

The projects scheduled to open in November of this year are:
Kingston Overlook, a 116,000 square foot center in Knoxville, Tennessee; LaGrange Commons, a 60,000 square foot center in LaGrange, New York; the remodeling of Twin Peaks Mall in Longmont, Colorado and

Pemberton Square in Vicksburg, Mississippi; and the expansion of the Cinemark theatre at Plaza del Sol in Del Rio, Texas.

The projects under construction and scheduled to open in 1997 are:
Salem Crossing, a 289,000 square foot center in Virginia Beach, Virginia scheduled to open in April; a free-standing Hannaford Bros. in Richmond, Virginia scheduled to open in February; Springhurst Towne Center, an 808,000 square foot power center in Louisville, Kentucky scheduled to open beginning in August; Bonita Lakes Mall, a 696,000 square foot regional mall in Meridian, Mississippi scheduled to open in October; Cortlandt Town Center, a 766,000 square foot power center in Cortlandt, New York scheduled to open beginning in September; a new Dillard's department store and United Artists' 10-screen cinema scheduled to open at Twin Peaks Mall in Longmont, Colorado in March; and the addition of Dillard's to Frontier Mall in Cheyenne, Wyoming scheduled to open in March.

By the end of 1996, we expect to start construction on a freestanding Regal Cinemas in Virginia Beach, Virginia. During the first half of 1997, we also expect to start construction on the 1.3 million square foot Arbor Place Mall in suburban Atlanta. Last month we announced we had secured commitments from Dillard's, Parisian, Sears, Upton's and Regal Cinemas to anchor this mall that is scheduled for a fall of 1998 opening.

We have become more active on the acquisition front. As we have discussed previously, we expect to close later this year on the power center in Cortlandt, New York on which we have already started construction. We have been able to grade the site without having to close on the property which has allowed us to save on interest expense.

We are seeing several good opportunities in acquisitions today. We view these opportunities as a complement to our development program.


OCCUPANCY/LEASING - INTERNAL GROWTH

As mentioned in our earnings release, our overall portfolio occupancy increased to 93.5% at September 30, 1996 as compared to 92.7% at September 30, 1995, with the new malls and associated centers showing the best increases.

In addition to internal growth from occupancy gains, we have also shown growth through our ability to release existing space at higher rental rates as tenants' leases expire by renewing the lease or re-leasing to a new tenant. During the third quarter, our results from renewal leasing compared to the base and percentage rent previously paid were as follows:

             Prior PSF   New PSF     New PSF    % Change   % Change
                Rent       Rent-    Rent-Avg.  Initial    Initial
            ----------  ---------   ---------- ---------   --------
Malls          $18.34     $20.72      $21.08    13.0%      14.9%

Associated
Centers          9.52      10.39       10.68     9.1%      12.2%

Community
Centers          6.15       6.29        6.35     2.2%       3.2%


For the first nine months of this year, our spreads on an average year basis are up 12.6% for malls, up 11.0% for associated centers, and down 1.2% for community centers.

Another measure of the strength of our portfolio is a comparison of new and renewal leasing rates and square footage to the amount of fallout (tenants vacating) we had for the first nine months.

In the mall portfolio, we leased 245,000 square feet at an average rate of $19.48 per square foot compared to 145,000 square feet of fallout at an average rate of $13.35 per square foot.

In the associated centers, we leased 38,000 square feet at an average rate of $12.48 per square foot compared to 13,000 square feet of fallout at an average rate of $10.41 per square foot.

In the community centers, we leased 268,000 square feet at an average rate of $6.39 per square foot compared to 39,000 square feet of fallout at an average rate of $7.76 per square foot.

Our spreads on renewal leasing in the malls have remained positive and our leasing has stayed ahead of fallouts. However, the number of fallouts has placed some pressure on our leasing efforts and has prevented us from making occupancy gains in our stabilized malls this quarter. We are continuing to re-emphasize our leasing efforts in an attempt to overcome this.


SALES

Mall shop sales in our stabilized malls, for those tenants who have reported, increased 0.7% on a comparable per square foot basis for the first nine months of 1996 as compared to the first nine months of 1995. Our mall shop sales declined .1% in the third quarter following a decline of .2% in the second quarter. Sales were down in July, up in August and down in September. For the first nine months of 1995, we were up 4.6% on a comparable per square foot basis over 1994. Given these strong results in 1995, we were still able to show a slight increase in 1996. We have, however, seen some decline in sales in particular categories in our malls, namely footwear, software and electronics, and jewelry. ICSC has forecasted good holiday sales for the fourth quarter. At this point, we are cautious about sales for the balance of the year.

Occupancy costs as a percentage of sales at our stabilized malls for the first nine months of 1996 declined to 13.3% compared to 13.6% for the first nine months of 1995. Occupancy costs as a percentage of sales were 12.3% at December 31, 1995. Occupancy costs are generally higher in the first three quarters of the calendar year due to the seasonality of retail sales.


RETAIL OUTLOOK

We remain cautiously optimistic about the retail outlook for the balance of this year and next. The software and electronics sectors have come under pressure from big-box retailers and through August were reported by ICSC to be down 7.3% from last year. Neostar Retail Group, which is the largest mall-based electronic games retailer, filed for bankruptcy protection in September. Another large retailer which filed lately is County Seat. We have not yet been approached by these tenants as to possible store closings, but we expect that we will lose some.

Economic indicators still appear to be positive with unemployment down. The successful retailers continue selective expansions which provides us with ongoing development opportunities as evidenced by our 3.3 million square feet under construction today and our plans for an additional 1.4 million square feet of new shopping centers to be started during the first half of 1997.


I would like to note that a transcript of my comments will be filed as a form 8K and available upon request. I would now be happy to answer any questions you may have.
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                            SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            CBL & ASSOCIATES PROPERTIES, INC.


                                    John N. Foy
                              ---------------------------
                                     John N. Foy
                               Executive Vice President,
                              Chief Financial Officer and
                                      Secretary
                              (Authorized Officer of the
                                     Registrant,
                            Principal Financial Officer and
                             Principal Accounting Officer)



Date: October 31, 1996
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